SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2012
________________

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
________________

Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1301 2nd Avenue, Suite 3200
Seattle, WA  98101
(Address of principal executive offices) (zip code)

(206) 256-4545
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release issued on February 1, 2012, Dendreon Corporation (the “Company”) announced that Mitchell H. Gold, M.D. had relinquished his position as President and Chief Executive Officer of the Company, effective January 31, 2012.  Dr. Gold will continue to serve as a member of  the Board of Directors of the Company (the “Board”) and was appointed Executive Chairman, where he is expected to serve until June 30, 2012.  In connection with these actions, the Company and Dr. Gold entered into an amendment to his employment agreement.  Under the amended employment agreement, Dr. Gold will continue to receive his current annual base salary of $785,000 for his services as Executive Chairman and will be entitled to a bonus for 2012 based upon the achievement of certain corporate goals as determined by the Compensation Committee of the Board with a target of 100% of his base salary, prorated for the portion of 2012 that he serves as Executive Chairman.  Under the amended employment agreement, Dr. Gold’s severance benefits did not change.  The Company also agreed to reimburse Dr. Gold for legal fees of up to $10,000 relating to the preparation of the amendment to his employment agreement and to provide Dr. Gold with certain indemnification rights.

The foregoing description of Dr. Gold’s amendment to his employment agreement is not complete and is qualified in its entirety by reference to the full text of the amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company also announced that the Board had appointed John H. Johnson to succeed Dr. Gold as President and Chief Executive Officer of the Company, effective January 31, 2012.  Mr. Johnson currently is a member of the Board, and in connection with being appointed as Chief Executive Officer, will be appointed Chairman of the Board on June 30, 2012.  The Board also named Douglas G. Watson as its Lead Independent Director.

On January 31, 2012, Mr. Johnson entered into an Executive Employment Agreement with the Company (the “Agreement”).  The Agreement provides for an annual base salary of $800,000, and eligibility for a performance-based bonus upon the achievement of pre-specified goals as determined by the Board, with a target bonus equal to 100% of his base salary.   The agreement provides for a one-time sign-on bonus of $480,000.  The Agreement also provides for the following equity grants:  (1) a restricted stock award of 349,780 shares of the Company’s common stock, vesting one-third each year beginning on December 31, 2012 (subject to continued employment);  (2) an option to purchase 524,670 shares of the Company’s common stock with an exercise price of $13.58 per share, vesting one-third each year beginning on December 31, 2012 (subject to continued employment); and (3) an option to purchase 174,890 shares of the Company’s common stock with an exercise price of $13.58 per share, vesting in three equal installments, based on the satisfaction of annual performance conditions approved by a committee of outside directors of the Board over each of the performance periods ending on December 31, 2012, December 31, 2013 and December 31, 2014 (subject to continued employment).

The Agreement has an initial term of three years that will automatically be extended for additional one-year periods unless either party terminates the Agreement, and the employment relationship may be terminated by Mr. Johnson or by the Company at any time.  The Agreement provides that if the Company terminates Mr. Johnson’s employment without Cause, or if he resigns for Good Reason, Mr. Johnson will be entitled to a lump sum severance payment equal to the sum of 200% of his then current base salary plus 200% of his target annual bonus for such year.  If such termination by the Company without Cause or resignation by Mr. Johnson with Good Reason occurs within three months before, or twenty-four months after, a Change of Control of the Company (as defined in the Agreement), then Mr. Johnson will be entitled to the sum of 250% of his then current base salary plus 250% of his target annual bonus for such year.  In either case, and in the case of death or Disability (as defined in the Agreement), he will also be entitled to full accelerated vesting of any unvested stock options and any unvested restricted stock held by him.  In addition, in either case, he will be entitled to continuation of certain welfare benefits and outplacement services and moving expenses of up to $50,000.  The Agreement will require Mr. Johnson not to compete with the Company or solicit its customers or employees after termination of employment for a period of one year.  The Company has agreed to reimburse Mr. Johnson for legal fees of up to $75,000 relating to the preparation of the Agreement.

Mr. Johnson, age 54, previously served as the chief executive officer and a director of Savient Pharmaceuticals, Inc. a pharmaceutical company from January 2011 to January 31, 2012.  He served as senior vice president and president of Eli Lilly & Company’s Oncology unit from 2009 until 2011. He also was chief executive officer of ImClone Systems, which develops targeted biologic cancer treatments, from 2007 until 2009, and served on ImClone’s board of directors until it was acquired by Eli Lilly in 2008. Prior to joining ImClone, Mr. Johnson had served as company group chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit since 2005, president of its Ortho Biotech Products LP and Ortho Biotech Canada unit from 2003 until 2005, and worldwide vice president of its CNS, Pharmaceuticals Group Strategic unit from 2001 until 2003.  Previous to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer, Inc.  Mr. Johnson currently serves as chairman of Tranzyme, Inc., a clinical stage biopharmaceutical company, and as a member of its audit and nominating and corporate governance committees.  He earned his bachelor’s degree from the East Stroudsburg University of Pennsylvania.

There are no arrangements or understandings between Mr. Johnson and any other persons pursuant to which he was appointed as the President and Chief Executive Officer of the Company. There are no family relationships between Mr. Johnson and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Johnson pursuant to Item 404(a) of Regulation S-K.

The foregoing description of Mr. Johnson’s Executive Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement itself, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment to Executive Employment Agreement, dated January 31, 2012, between the Company and Mitchell H. Gold, M.D.

10.2	Employment Agreement, dated January 31, 2012, between the Company and John H. Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Esmé C. Smith
Esmé C. Smith
Vice President, Deputy General Counsel and Assistant Secretary
Date: February 2, 2012